UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2011

YANKEE HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8304743
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

16 Yankee Candle Way, South Deerfield, MA  01373
(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306

(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The Yankee Candle Company, Inc. (the “Company”), Yankee Holding Corp. (“Parent”), the other guarantors named therein, Bank of America, N.A. (“BofA”) and Barclays Bank plc (“Barclays”) entered into a Joinder Agreement (the “Joinder Agreement’) to that certain Credit Agreement, dated as of February 6, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parent, Yankee Acquisition Corp., as Initial Borrower, the Company, as Company or Surviving Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders, BofA, as successor Administrative Agent, Merrill Lynch Capital Corporation, as Syndication Agent, Sovereign Bank and Wells Fargo Retail Finance, LLC, as Co-Documentation Agents and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners.  The Joinder Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  Pursuant to the Joinder Agreement, each of BofA and Barclays have agreed to provide $7.5 million in new revolving loan commitments under the Credit Agreement, subject to and in accordance with the terms thereof and the terms of the other Loan Documents (as defined in the Credit Agreement).  The Joinder Agreement became effective on April 21, 2011.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Joinder Agreement, dated as of April 6, 2011 and effective as of April 21, 2011, by and among The Yankee Candle Company, Inc., Yankee Holding Corp., the other Subsidiary Guarantors thereto, Bank of America, N.A. and Barclays Bank plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YANKEE HOLDING CORP.

Dated: April 27, 2011

	By:	/s/ Gregory Hunt
Gregory Hunt
Executive Vice President, Chief Financial Officer (Principal Financial Officer)